Numerex Corp.Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Press Release

For Immediate Release

Numerex Reports Second Quarter 2009 Financial Results

 50% Increase in M2M Digital Subscriptions Year over Year
Generates 47% Growth in Recurring Digital Service Revenues

ATLANTA, Ga. – August 4, 2009 - Numerex Corp. (NASDAQ:NMRX), a leading single source provider of  secure machine-to-machine (M2M) network and application services, today announced financial results for its second quarter ended June 30, 2009.

Key financial metrics for the second quarter of 2009 include:

•
Achieved record recurring M2M service revenues during the second quarter of 2009. M2M service revenues, excluding analog, grew 47% from $4.5 million in the second quarter of 2008 to $6.6 million in the second quarter of 2009. Total consolidated service revenues for the second quarter are $7.7 million compared to $6.9 million in the same period last year.

•
Subscriptions (recurring M2M network and application service connections) to our network and application platforms continue to increase at a robust pace with total subscriptions, excluding analog, reaching 799,000 at the end of the second quarter. This compares with 534,000 recorded at the end of the second quarter last year, reflecting a 50% growth rate. We added 41,000 net incremental subscriptions during the quarter and we believe that this number will increase during the remainder of the year. We re-affirm our guidance of achieving between 30% and 40% growth in our full year-over-year digital subscription base.

•
Gross margin during the second quarter of 2009 improved to 45.1% compared to 41.9% during the first quarter of 2009 and 36.0% during the same period last year.  The improvement was primarily due to an increase in higher-margin service revenues.

•
During the second quarter of 2009, adjusted EBITDA, excluding stock-based compensation expense and litigation costs, which were a combined $771,000, was $1.2 million compared to $0.8 million during the first quarter of 2009 and $1.0 million during the same period last year. The improvement in adjusted EBITDA was primarily due to lower operating expenses. A reconciliation of GAAP to non-GAAP results have been provided in the financial statement tables included in this press release.

•
Ended the quarter with an improved cash position of $10 million as a result of continued inventory and receivables management. In July, $3 million of debt was retired by using $2 million cash and converting $1 million of debt to equity, which resulted in the issuance of 226,244 shares.

“The growth in our M2M subscription base is a direct result of our focus on enabling our customers’ solutions with an array of M2M products and services,” stated Stratton Nicolaides, Numerex chairman and CEO. “Our single-source approach to the market, combined with our products, services and enhanced capabilities that coalesce to simplify and streamline the M2M deployment process, is working well. Currently, we support M2M solutions for customers in a variety of industries such as security, financial services, government, and emergency services, amongst others. The Company’s investment in customer acquisition, as well as product and infrastructure development, continues at record levels. As a direct result of these expenditures, we expect a continuation of the robust levels of activity experienced so far this year resulting in higher future subscriptions and continued growth in our recurring service revenues.”

Specific accomplishments since our last results press release in early May this year include:

•
Continued to expand the range of applications supported by our versatile network management platforms serving a variety of markets such as marine asset tracking in Europe and remote tank monitoring in the United States. In addition, we delivered diverse “plug-and-play” automotive and personal tracking solutions built on our increasingly adopted Open Platform as a Service (OPaaS) system architecture;

•
Selected by iControl Networks, a software and services company providing solutions for the broadband home management market focusing on next generation home protection and connectivity, using IP or wireless.

•
Renewed our supply contract with the Federal Emergency Management Agency (FEMA) through a major defense and electronic supplier and integrator, whereby we support a satellite-based tracking solution designed to locate critical assets needed during national emergencies.

•
Completed our suite of security solutions with the introduction of cost-effective alarm products, most of which are ETL listed, providing different functionalities that operate on either the GSM or CDMA wireless networks.

For the quarter ended June 30, 2009, Numerex reported consolidated revenue of $12.6 million compared to $17.4 million in the second quarter of 2008.  During the quarter, the company reported service revenues of $7.7 million and hardware revenues of $4.9 million compared to $6.9 million in service revenues and $10.5 million in hardware revenues, respectively, during the same period last year.  The year-over-year decrease in hardware revenues was due primarily to the completion of the analog to digital transition and the execution of the Company’s strategy to de-emphasize hardware-only sales.

Gross margin for the three months ended June 30, 2009 was 45.1% compared to 36.0% during the same period last year, which was the direct result of an increase in higher margin M2M service revenues.

Total operating expenses were $5.1 million during the quarter ended June 30, 2009 compared to $5.5 million for the second quarter of 2008. Excluding litigation costs and non-cash stock option compensation charges, selling, general, and administrative (SG&A) expenses were 20% lower during the quarter compared to the same period last year.

GAAP loss from operations and pre-tax net loss were $422,000 and $764,000, respectively, compared to a GAAP loss from operations of $154,000 and a pre-tax net loss of $563,000 in the second quarter of 2008.  GAAP pre-tax basic/diluted loss per share was $0.05 for the quarter ended June 30, 2009, compared with a loss of $0.04 in the same period last year.

For the quarter ended June 30, 2009, adjusted EBITDA, which excludes stock-based compensation expense and litigation costs, which were a combined $771,000, was $1.2 million compared to $1.0 million in the same period last year.  The Company was break-even on a non-GAAP basis for the quarter ended June 30, 2009 compared to $130,000 net loss in the same period last year. Non-GAAP basic/diluted loss per share was $0.00 for the quarter ended June 30, 2009 compared to a loss per share of $0.01 in the same period last year.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Numerex ended the second quarter of 2009 with cash and cash equivalents of $10.0 million compared to $9.5 million in the first quarter of 2009. The increase in cash was due primarily to continued effective inventory and receivables management. During the quarter, days sales outstanding (DSO) improved to 40 days from 48 days during the first quarter of 2009.

Mr. Nicolaides concluded, “We are starting to see the impact of the Company’s organizational re-alignment designed to more effectively focus on enabling M2M solutions in specific vertical markets conducive to generating longer-term recurring revenue streams. We expect that revenues derived from subscription-based services will continue to increase relative to historic levels of hardware revenues causing contribution margins to trend higher over time.”

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Daylight Time (EDT). Please dial (866) 792-1873 or if outside the U.S., (904) 520-5760, to access the conference call at least five minutes prior to the 9:00 a.m. EDT start time. A live webcast and replay of the call will be available at http://www.numerex.com under the Investor Relations section. An audio replay will be available via the Numerex web-site beginning two hours after the call end.

About Numerex
Numerex Corp. (NASDAQ: NMRX - News) is the machine-to-machine (M2M) provider of choice to some of the world's largest organizations delivers secure, all-around solutions through a single source. The Company's M2M products, services, and expertise enables its customers to efficiently, reliably, and securely monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. Numerex DNA(TM) offerings include hardware Devices, Network services, and software Applications that its customers use in designing M2M solutions. At Numerex, "Machines Trust Us(TM)". For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time; outcome of litigation; variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2009	2008	Change	% Change	2009	2008	Change	% Change
Net sales:
Hardware	$4,904	$10,490	$(5,586)	-53%	$10,580	$24,113	$(13,533)	-56%
Service	7,700	6,935	765	11%	14,686	13,767	919	7%
Total net sales	12,604	17,425	(4,821)	-28%	25,266	37,880	(12,614)	-33%
Cost of hardware sales	4,235	9,013	(4,778)	-53%	9,162	21,175	(12,013)	-57%
Cost of services	2,687	2,143	544	25%	5,121	3,982	1,139	29%
Gross Profit	5,682	6,269	(587)	-9%	10,983	12,723	(1,740)	-14%
Selling, general, and administrative expenses	4,473	5,047	(574)	-11%	9,658	10,062	(404)	-4%
Research and development expenses	651	485	166	34%	1,159	1,015	144	14%
Bad Debt Expense	136	125	11	9%	291	263	28	11%
Depreciation and amortization	844	766	78	10%	1,637	1,516	121	8%
Operating loss	(422)	(154)	(268)	174%	(1,762)	(133)	(1,629)	1225%
Interest expense	(343)	(407)	64	-16%	(690)	(810)	120	-15%
Other income	1	(2)	3	-150%	1	(3)	4	-133%
Loss before tax	(764)	(563)	(201)	36%	(2,451)	(946)	(1,505)	159%
Provision (benefit) for income tax	28	(380)	408	-107%	65	(546)	611	-112%
Net Loss	$(792)	$(183)	$(609)	333%	$(2,516)	$(400)	$(2,116)	529%

Basic loss per common share	$(0.06)	$(0.01)			$(0.18)	$(0.03)
Diluted loss per common share	$(0.06)	$(0.01)			$(0.18)	$(0.03)
Number of shares used in per share calculation
Basic	14,152	13,736			14,160	13,731
Diluted	14,152	13,736			14,160	13,731

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Net Sales:	2009	2008	Change	2009	2008	Change
Wireless Data Communications
Hardware	$4,711	$9,442	$(4,731)	$10,283	$22,862	$(12,579)
Service	6,907	6,212	695	13,141	12,345	796
Sub-total	11,618	15,654	(4,036)	23,424	35,207	(11,783)
Digital Multimedia, Networking and Wireline Security
Hardware	193	1,048	(855)	297	1,251	(954)
Service	793	723	70	1,545	1,422	123
Sub-total	986	1,771	(785)	1,842	2,673	(831)
Total
Hardware	4,904	10,490	(5,586)	10,580	24,113	(13,533)
Service	7,700	6,935	765	14,686	13,767	919
Total net sales	12,604	17,425	(4,821)	25,266	37,880	(12,614)

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2009			June 30, 2009
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$4,904		$4,904	$10,580		$10,580
Service	7,700		7,700	14,686		14,686
Total net sales	12,604		12,604	25,266		25,266
Cost of hardware sales	4,235		4,235	9,162		9,162
Cost of services	2,687		2,687	5,121		5,121
Gross Profit	5,682	-	5,682	10,983	-	10,983
	45.1%		45.1%	43.5%		43.5%
Selling, general, and administrative expenses	4,473	(771)	3,702	9,658	(2,278)	7,380
Research and development expenses	651		651	1,159		1,159
Bad debt expense	136		136	291		291
Earnings before interest, depreciation and amortization	422	771	1,193	(125)	2,278	2,153
Depreciation and amortization	844	-	844	1,637	-	1,637
Operating earnings (loss)	(422)	771	349	(1,762)	2,278	516
Interest expense	(343)		(343)	(690)		(690)
Other income	1		1	1		1
Earnings (loss) before tax	(764)	771	7	(2,451)	2,278	(173)
Provision for income tax	28	-	28	65	-	65
Net loss	$(792)	$771	$(21)	$(2,516)	$2,278	$(238)

Basic earnings (loss) per common share	$(0.06)		$0.00	$(0.18)		$(0.02)
Diluted earnings (loss) per common share	$(0.06)		$0.00	$(0.18)		$(0.02)
Number of shares used in per share calculation
Basic	14,152		14,152	14,160		14,160
Diluted	14,152		14,152	14,160		14,160

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated
Statement of Operations exclude stock option expense and legal fees associated with litigation.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2008			June 30, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$10,490		$10,490	$24,113		$24,113
Service	6,935		6,935	13,767		13,767
Total net sales	17,425		17,425	37,880		37,880
Cost of hardware sales	9,014		9,014	21,175		21,175
Cost of services	2,143		2,143	3,982		3,982
Gross Profit	6,268	-	6,268	12,723	-	12,723
	36.0%		36.0%	33.6%		33.6%
Selling, general, and administrative expenses	5,047	(433)	4,614	10,062	(1,115)	8,947
Research and development expenses	485		485	1,015		1,015
Bad debt expense	125		125	263		263
Earnings before interest, depreciation and amortization	611	433	1,044	1,383	1,115	2,498
Depreciation and amortization	766		766	1,516		1,516
Operating earnings (loss)	(155)	433	278	(133)	1,115	982
Interest expense	(407)		(407)	(810)		(810)
Other income	(1)		(1)	(3)		(3)
Earnings (loss) before tax	(563)	433	(130)	(946)	1,115	169
Provision (benefit) for income tax	(380)	380	-	(546)	546	-
Net earnings (loss)	$(183)	$53	$(130)	$(400)	$569	$169

Basic earnings (loss) per common share	$(0.01)		$(0.01)	$(0.03)		$0.01
Diluted earnings (loss) per common share	$(0.01)		$(0.01)	$(0.03)		$0.01
Number of shares used in per share calculation
Basic	13,736		13,736	13,731		13,731
Diluted	13,736		13,736	13,731		13,731

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated
Statement of Operations exclude stock option expense and legal fees associated with litigation.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,004	$8,917
Short-term investments	-	-
Accounts receivable, less allowance for doubtful accounts of $937 at June 30, 2009 and $1,010 at December 31, 2008:	6,415	9,159
Inventory	5,974	8,506
Prepaid expenses and other current assets	1,878	1,508
Deferred tax asset - current	-	-
TOTAL CURRENT ASSETS	24,271	28,090

Property and equipment, net	1,888	1,765
Goodwill, net	23,787	23,771
Other intangibles, net	5,242	5,796
Software, net	2,897	2,796
Other Assets	193	288
Deferred tax asset - long term	-	-
TOTAL ASSETS	$58,278	$62,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,981	$7,289
Other current liabilities	2,227	2,943
Note payable, current	7,576	2,568
Deferred revenues	1,331	1,134
Obligations under capital leases, current portion	23	29
TOTAL CURRENT LIABILITIES	18,138	13,963

LONG TERM LIABILITIES
Note Payable	1,337	7,629
Obligations under capital leases and other long term liabilities	456	520
TOTAL LONG TERM LIABILITIES	1,793	8,149
COMMITMENTS AND CONTINGENCIES	-	-
SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock – no par value; authorized 30,000,000; issued 15,354,525 shares at June 30, 2009 and 15,372,611 shares at December 31, 2008	50,882	50,801
Additional paid-in-capital	5,133	4,587
Treasury stock, at cost, 1,225,809 shares on June 30, 2009 and 1,185,809 on December 31, 2008	(5,213)	(5,053)
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(6)	(8)
Accumulated earnings	(12,449)	(9,933)
TOTAL SHAREHOLDERS' EQUITY	38,347	40,394
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,278	$62,506

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